                      KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
                         COMPUTATION OF EARNINGS PER SHARE
                         THREE MONTHS ENDED DECEMBER 31, 1995
                                    (UNAUDITED)


Net income, three months ended December 31, 1995 . . . . . . . .              $12,291,000

Dividends declared:
  Class A Common -- $0.2275 per share  . . . . . . . . . . . . . $1,668,000
  Class B Common -- $0.2300 per share  . . . . . . . . . . . . .  3,122,000
                                                                                4,790,000

Undistributed Earnings                                                        $ 7,501,000

Average number of shares outstanding . . . . . . . . . . . . . . 20,910,895

Undistributed earnings divided by average
  number of shares outstanding . . . . . . . . . . . . . . . . .                  $0.3587


                                                                    Class A       Class B

Undistributed earnings per share . . . . . . . . . . . . . . . .    $0.3587       $0.3587
Assumed distribution of earnings . . . . . . . . . . . . . . . .     0.2275        0.2300
  Earnings per share . . . . . . . . . . . . . . . . . . . . . .    $0.5862       $0.5887

  Rounded. . . . . . . . . . . . . . . . . . . . . . . . . . . .      $0.59         $0.59

                         COMPUTATION OF EARNINGS PER SHARE
                        THREE MONTHS ENDED DECEMBER 31, 1994
                                    (UNAUDITED)


Net income, three months ended December 31, 1994 . . . . . . . .              $11,660,000

Dividends declared:
  Class A Common -- $0.2075 per share  . . . . . . . . . . . . . $1,522,000
  Class B Common -- $0.2100 per share  . . . . . . . . . . . . .  2,883,000
                                                                                4,405,000

Undistributed earnings . . . . . . . . . . . . . . . . . . . . .              $ 7,255,000

Average number of shares outstanding . . . . . . . . . . . . . . 21,081,706

Undistributed earnings divided by average
  number of shares outstanding . . . . . . . . . . . . . . . . .                  $0.3441


                                                                    Class A       Class B

Undistributed earnings per share . . . . . . . . . . . . . . . .    $0.3441       $0.3441
Assumed distribution of earnings . . . . . . . . . . . . . . . .     0.2075        0.2100
  Earnings per share . . . . . . . . . . . . . . . . . . . . . .    $0.5516       $0.5541

  Rounded  . . . . . . . . . . . . . . . . . . . . . . . . . . .      $0.55         $0.55



  PartI-Exhibit(11)












                      KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
                         COMPUTATION OF EARNINGS PER SHARE
                         SIX MONTHS ENDED DECEMBER 31, 1995
                                    (UNAUDITED)


Net income, six months ended December 31, 1995 . . . . . . . . .              $20,709,000

Dividends declared:
  Class A Common -- $0.4550 per share  . . . . . . . . . . . . . $3,324,000
  Class B Common -- $0.4600 per share  . . . . . . . . . . . . .  6,268,000
                                                                                9,592,000

Undistributed Earnings                                                        $11,117,000

Average number of shares outstanding . . . . . . . . . . . . . . 20,941,469

Undistributed earnings divided by average
  number of shares outstanding . . . . . . . . . . . . . . . . .                  $0.5309


                                                                    Class A       Class B

Undistributed earnings per share . . . . . . . . . . . . . . . .    $0.5309       $0.5309
Assumed distribution of earnings . . . . . . . . . . . . . . . .     0.4550        0.4600
  Earnings per share . . . . . . . . . . . . . . . . . . . . . .    $0.9859       $0.9909

  Rounded  . . . . . . . . . . . . . . . . . . . . . . . . . . .      $0.99         $0.99

                         COMPUTATION OF EARNINGS PER SHARE
                         SIX MONTHS ENDED DECEMBER 31, 1994
                                    (UNAUDITED)


Net income, six months ended December 31, 1994   . . . . . . . .              $20,083,000

Dividends declared:
  Class A Common -- $0.4150 per share  . . . . . . . . . . . . . $3,045,000
  Class B Common -- $0.4200 per share  . . . . . . . . . . . . .  5,784,000
                                                                                8,829,000

Undistributed earnings . . . . . . . . . . . . . . . . . . . . .              $11,254,000

Average number of shares outstanding . . . . . . . . . . . . . . 21,119,602

Undistributed earnings divided by average
  number of shares outstanding . . . . . . . . . . . . . . . . .                  $0.5329


                                                                    Class A       Class B

Undistributed earnings per share . . . . . . . . . . . . . . . .    $0.5329       $0.5329
Assumed distribution of earnings . . . . . . . . . . . . . . . .     0.4150        0.4200
  Earnings per share . . . . . . . . . . . . . . . . . . . . . .    $0.9479       $0.9529

  Rounded  . . . . . . . . . . . . . . . . . . . . . . . . . . .      $0.95         $0.95



  PartI-Exhibit(11)